Vérification de l'efficacité anticancéreuse et antioxydant d'une nouvelle formulation d'huile de chanvre

1 Contexte de la demande

L'huile de chanvre contient du cannabidiol (CBD). Cette molécule a démontré différents effets biologiques, notamment des effets anticancéreux. En effet, le CBD possède des effets antiprolifératifs et pro-apoptotiques et il est connu pour interférer avec la néovascularisation tumorale, la migration des cellules cancéreuses, l'adhésion, l'invasion et les métastases.

Il a également été démontré que le CBD a des propriétés antioxydantes. Ces propriétés pourraient lui conférer un potentiel neuroprotecteur et aider à prévenir des maladies neurodégénératives comme le Parkinson et l'Alzheimer.

Canna Inno Laboratoires inc, développe actuellement une nouvelle préparation d'huile de chanvre riche en CBD combinée à d'autres agents naturels bioactifs. Afin d'évaluer l'efficacité de cette nouvelle préparation et la comparer à une préparation d'huile de chanvre riche en CBD seule, l'entreprise sollicite l'aide de l'équipe de TransBIOTech pour faire cette comparaison entre les deux préparations.

2 Objectifs

- Comparer l'effet cytotoxique de trois préparations de Canna Inno Laboratoires inc. à une préparation conventionnelle de CBD (High Grade CBD Hemp Oil) en utilisant des lignées cellulaires de cancer du sein.
- Comparer le potentiel antioxydant des deux préparations de Canna Inno Laboratoires inc. à une préparation conventionnelle de CBD (High Grade CBD Hemp Oil) en utilisant un essai *in vitro* basé sur des cellules neuronales.

3 Plan de travail

3.1 Comparaison de la cytotoxicité de trois préparations

Trois types de lignées cellulaires de cancer du sein et présentant des caractéristiques différentes seront utilisées. La lignée MCF-7 est une lignée exprimant les récepteurs de l'estrogène et de la progestérone et sa croissance est dépendante de ces hormones. Cette lignée est dérivée d'un adénocarcinome du sein et présente les caractéristiques d'une lignée épithéliales. Une autre lignée hormono-dépendante, la lignée T-47D, sera utilisée. Bien que partageant beaucoup de caractéristiques communes avec la MCF-7, la lignée T-47D répond différemment à la progestérone. Finalement, les lignées MDA-MB-231 et BT-20 qui sont triple négative car elles ne possèdent par les récepteurs de l'estrogène et de la progestérone et elles ne présentent pas une amplification du gène HER-2/Neu.

201, rue Mgr-Bourget, Lévis (Québec) G6V 9V6 • Tél. : 418.833.8876 • www.tbt.qc.ca

Les cellules seront ensemencées dans des puits de plaque de 96 puits (5 x 10^3 cell/puits). Après 24 heures d'incubation (37°C, 5% CO_2) afin de favoriser l'adhérence des cellules, six différentes concentrations des formulations (0 à 50 µM) seront ajoutées. Les formulations testées seront l'huile de chanvre seule, huile de chanvre plus D-Lemonene, huile de chanvre plus Astaxanthine et huile de chanvre plus 4 autres extraits de plantes (Moringa Oleifera, Euphorbia hirta, Pao Pereira et Momordica charantia). Les cellules seront alors incubées 48 ou 72 heures. La cytotoxicité sera déterminée en utilisant l'Alamar blue. Ce dernier est un indicateur sensible de l'activité métabolique cellulaire. Ce test offre des avantages non négligeables par rapport à d'autres tests métaboliques. En effet, l'Alamar blue n'est pas toxique pour les cellules et ne nécessite pas la lyse des cellules, permettant de suivre ainsi l'évolution du signal. Des cellules en bonne santé et/ou en prolifération produisent des composés réducteurs comme le $FADH_2$, NADH et NADPH et ont une activité cytochromique préservée permettant de réduire l'Alamar blue. Une fois réduit, l'Alamar blue devient un composé fluorescent. L'accumulation d'Alamar blue réduit est mesurée à l'aide d'un lecteur de plaque utilisant la fluorescence. La cytotoxicité des formulations sera testée sur chacune des lignées de cellules utilisées.

3.2 Comparaison de l'effet antioxydant

La capacité antioxydante des deux formulations sera comparée dans un modèle *in vitro* utilisant des cellules de cerveau humain de culture primaire (astrocytes). Les astrocytes (Lonza) seront cultivés en utilisant le milieu AGM (Lonza). Les cellules seront ensemencées dans des plaques de 48 puits (2,5 x 10^4 cell/puits) et incubées en présence de trois différentes concentrations de chacune des deux formulations pendant 48 heures. Nous comparerons huile de chanvre seule, huile de chanvre plus astaxanthine, huile de chanvre plus D-Lemonene. Après cette période 2 différentes concentrations de H_2O_2 (10 et 25 µM) seront ajoutés aux cultures cellulaires afin de générer un stress oxydatif. Seize heures suivant l'ajout de peroxyde d'hydrogène, les concentrations d'espèces réactives à l'oxygène (ROS) seront évaluées. Les niveaux de ROS s'élèvent rapidement lors d'un stress cellulaire. Ces molécules sont très oxydantes et elles sont responsables de dommages à l'intérieur des cellules. Les niveaux de ROS seront déterminés en utilisant la trousse *Cellular Reactive Oxygen Species Detection Assay Kit* (abcam). Cette trousse utilise une sonde qui pénètre à l'intérieur des cellules et, qui en réagissant avec les ROS, émet de la fluorescence rouge. Cette fluorescence sera mesurée par un lecteur de plaque (Ex/Em = 520/605).

201, rue Mgr-Bourget, Lévis (Québec) G6V 9V6 • Tél. : 418.833.8876 • www.tbt.qc.ca

4 Échéancier

ÉTAPES		Affectation (heures)		Période 2018					
		M Roy	F Couture	Mois 1	Mois 2	Mois 3	Mois 4	Mois 5	Mois 6
1.	Essai de cytotoxicité								
1.1	Essai de l'effet de 5 formulations différentes	70	12						
2.	Essai transmigration (au travers membrane poreuse)								
2.1	Mise en place de la méthode et optimisation	15	4						
2.2	Essai de l'effet de 5 formulations différentes	35	8						
3.	Écriture du rapport		6						
	TOTAL DES HEURES	120	30						

5 Coûts

Matériel (essai de cytotoxicité, culture cellulaire, sondes, astrocytes) = 4,100$

Temps

Technicienne	(120h x 75$/h)	=	9,000$
Chercheur	(30h x 150$/h)	=	4,500$
	Total	=	17,600$

6 Livrables

Les résultats des analyses effectuées durant le projet seront fournis au client et un rapport final décrivant toutes les étapes du projet sera émis.

7 Propriété intellectuelle

Canna Inno Laboratoires inc. sera l'unique propriétaire des résultats obtenus. Par contre, les méthodes analytiques demeurent la propriété de TransBIOTech. Le projet est effectué sous le sceau de la confidentialité et les résultats du projet ne peuvent être utilisés par TransBIOTech qu'avec le consentement écrit de Canna Inno Laboratoires inc.

201, rue Mgr-Bourget, Lévis (Québec) G6V 9V6 • Tél. : 418.833.8876 • www.tbt.qc.ca

8 Signatures

TransBIOTech

Frédéric Couture, Ph.D.
Chercheur

Yvan Boutin, Ph.D.
Chef Secteur Biologie

Denis Beaumont
Directeur Général

Canna Inno Laboratoires inc.

Michel Aubé PhD
CEO and Chef Scientific Officer